In re Farmland Industries, Inc		Case No. 02-50557
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF AUGUST, 2003

REVENUE
Gross Income		$ 125,225,098.57
Less Cost of Goods Sold		$ 103,873,069.13
Materials	$ 103,390,174.29
Direct Labor
Overhead (Freight and Other)	$ 482,894.84
Gross Profit		$ 21,352,029.44

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 3,195,202.97
Advertising and Marketing	$ 735.28
Insurance	$ 711,514.78
Payroll Taxes	$ 263,016.78
Lease and Rent	$ 1,205,963.48
Telephone and Utlities	$ 3,485,561.38
Attorney and other Professional Fees	$ 3,033,220.67
UST Quarterly Fees	$ -
Other Expenses (includes other income)	$ (81,966,489.70)
Total Operating Expenses		$ (70,071,274.36)
Net Income (Loss)		$ 91,423,303.80

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$ 54,734,524.06
Increase (Decrease) in AR for month		$ 12,503,147.85
Inventory at end of month		$ 120,030,623.83
Increase (Decrease) in Inventory for month		$ (2,523,051.97)
Cash at end of the month		$ 241,387,284.30
Increase (Decrease) in Cash for month		$ 244,130,937.10

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (12,269,296.76)
Increase (Decrease) in post-petition debt		$ (4,005,933.15)
Taxes Payable:
Federal Payroll Taxes	$ (182,584.61)
State Payroll Taxes	$ (30,918.24)
Local Payroll Taxes	$ (473.42)
State Sales Taxes	$ (269,970.05)
Real Estate and Personal	$ (633,012.87)
Property Taxes (Real Property)	$ (1,264,223.26)
Other (see footnote 1)	$ (1,781,707.80)
Total Taxes Payable		$ (4,162,890.25)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001)	$ (5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$ -
PRE-FED ENVIRON TAX PAY (249001)	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ -
USE TAX PAYABLE-MANUAL ENTRIES	$ (136,193.26)
FED HWY USE TAX PAY	$ -
FED MTR FUEL TAX-EST LIAB	$ (1,639,850.77)
ST MTR FUEL TAX PAY	$ -
PRE-USE TAX PAY-MANUAL (245002&12)	$ -
$ (1,781,707.80)